LH00-252E                                                               05/02/01

                                 AMENDMENT NO. 1

The Custodian Agreement (Fremont Business) of January 14, 2000, between EMPLOYERS REASSURANCE CORPORATION a Kansas corporation (the "Company") and GREAT SOUTHERN LIFE INSURANCE COMPANY a Texas corporation ( "Great Southern") and STATE STREET BANK AND TRUST COMPANY a Massachusetts trust company (the " Custodian"), is hereby amended as follows:

Effective October 1, 2000:

A. GREAT SOUTHERN LIFE INSURANCE COMPANY a Texas corporation is deleted and THE COLLEGE LIFE INSURANCE COMPANY OF AMERICA a Texas corporation and its successor ("Americo") is substituted therefor. All references in this agreement to "Great Southern" are hereby changed to "Americo." The name "Manulife" means Manulife Reinsurance Limited of Hamilton, Bermuda.

B.       Promptly after the execution of this amendment:

        (1) The Custodian shall accept the transfer to this Account of Americo's portion of the assets held by Bankers Trust Company in accordance with its Escrow Agreement (formerly Ohio State and Investors Guaranty Business/now ERC Assets) of May 21, 1997 with the Company and Americo;
        (2) The Custodian shall transfer all assets from its Custodian Agreement (Ohio Life Business) of January 14, 2000 with the Company and Americo to this Account.

C. The parenthetical description in the title of this agreement is changed from "(Fremont Business)" to "(Contingent Americo Assets)."

D. Paragraph B is deleted from Section 2 and the following paragraph is substituted therefor:

         B.       Contingent Americo Assets

1. Americo reinsures Manulife in accordance with their Stop Loss Retrocession Agreement of October 1, 2000 (the "Stop Loss Contract");

2. Manulife reinsures the Company in accordance with their Coinsurance and Modified Coinsurance Retrocession Agreement of October 1, 2000 (the "Co/Modco" Agreement;

3. The Company reinsures the original ceding insurers in accordance with the following reinsurance agreements (the "Coinsurance Treaties"):

          Automatic Coinsurance Reinsurance Agreement of April 16, 1997 with The Ohio State Life Insurance Company

          Automatic Coinsurance Reinsurance Agreement of April 16, 1997 with Investors Guaranty Life Insurance Company

          Automatic Coinsurance Universal Life Reinsurance Agreement of December 31, 1995 with Fremont Life Insurance Company

          Automatic Coinsurance Annuity Reinsurance Agreement of January 1, 1996 with Fremont Life Insurance Company

               Coinsurance Life, Annuity and Disability Income Reinsurance Agreement of January 1, 1995 with Ohio Life Insurance Company

4. The Company and Americo desire to segregate the funds pertaining to Americo's interest in the Coinsurance Treaties. "Americo's interest in the Coinsurance Treaties" means 70% of the Ohio State and Investors Guaranty reinsurance agreements and 100% of the Fremont and Ohio Life reinsurance agreements.

5. The Company and Americo will cause to be deposited into this Account the funds pertaining to Americo's interest in the Coinsurance Treaties.

6. Except for the withdrawals permitted by the following paragraph, all withdrawals to this Account shall be made or approved by the Company. Withdrawals made or approved by the Company will be used by the Company for the purpose of making the payments:

(a)      under the Co/Modco Agreement;
(b) pertaining to Americo's interest in the Coinsurance Treaties.

7. For the purpose of administering the business covered by the reinsurance agreements described in subparagraphs 2 and 3 of this paragraph B, without specific approval from the Company, Americo may during each calendar quarter withdraw from this Account not more than $45,500,000 000 per calendar quarter as an advance against (i) the balance due under the Coinsurance Treaties to either party thereto for the same quarter; and (ii) the balance due under the Co/Modco Agreement to either party thereto for the same quarter; provided that no more than:

     (a) $7,000,000 of each quarter's withdrawal may be used with respect to the Ohio State business; (b) $3,500,000 of each quarter's withdrawal may be used with respect to the Investors Guaranty business; (c) $ 20,000,000 of each quarter's withdrawal may be used with respect to the Fremont business; (d) $ 15,000,000 of each quarter's withdrawal may be used with respect to the Ohio Life business.

                           The Custodian is not responsible for obtaining approval from any party for withdrawals made by Americo in an aggregate amount of $45,500,000 or less during any calendar quarter.

8. The Custodian will have no responsibility for deciding when the deposits or withdrawals are to be made or for determining the required amounts thereof or for determining whether the assets are of a type which are acceptable to the Company.



E. The Company will deposit into this Account the payments pertaining to Americo's interest in the Coinsurance Treaties received by the Company from the original ceding insurers. The Company will withdraw from this Account the payments pertaining to Americo's interest in the Coinsurance Treaties made by the Company to the original ceding insurers. The Company will withdraw from this Account the payments due Manulife with respect to the Co/Modco Agreement. The Company will deposit to this Account the payments received from Manulife with respect to the Co/Modco Agreement.

In all other respects not inconsistent herewith, this Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in quadruplicate.


EMPLOYERS REASSURANCE                       THE COLLEGE LIFE INSURANCE
CORPORATION                                 COMPANY OF AMERICA


By:______________________________           By:______________________________

Title:_____________________________         Title:_____________________________

Date:_____________________________          Date:_____________________________



 STATE STREET BANK AND                           GREAT SOUTHERN
      TRUST COMPANY                         LIFE INSURANCE COMPANY


By:_______________________________           By:_______________________________

Title:_____________________________          Title:_____________________________

Date:_____________________________           Date:______________________________